SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT dated as of September 27, 2000, between Adatom.com, Inc., a Delaware corporation with principal executive offices located at 920 Hillview Court, Suite 160, Milpitas, California 95035 (the "Company"), and the persons signatory hereto (the "Buyers").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, Buyers desires to purchase from the Company, and the Company desires to issue and sell to the Buyers, upon the terms and subject to the conditions of this Agreement, (i) 1,200 shares of Series B Convertible Preferred Stock, $0.01 par value (the "Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations of Rights, Preferences, Privileges and Restrictions of Series B Preferred Stock attached hereto as ANNEX I (the "Certificate of Designations"), (ii) warrants to purchase an aggregate of 545,450 shares (the "Warrants") of the Company's common stock $0.01 par value (the "Common Stock"), 272,725 Warrants in the form attached hereto as Annex II-A ("Class A Warrants") and 272,725 Warrants in the form attached hereto as Annex II-B ("Class B Warrants").

         WHEREAS, upon the terms and subject to the conditions set forth in the Certificate of Designations, the Preferred Stock is convertible into shares of Common Stock;

         WHEREAS, the Warrants, upon the terms and subject to the conditions in the Warrants, will for a period of five (5) years be exercisable to purchase 545,450 shares of Common Stock;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         I.       PURCHASE AND SALE OF PREFERRED STOCK AND WARRANTS

         A. TRANSACTION. Each Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to each Buyer, in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Preferred Stock and Warrants set forth on the signature page hereof.

         B. PURCHASE PRICE; FORM OF PAYMENT. The purchase price for the Preferred Stock and Warrants to be purchased by Buyer hereunder shall be equal to one thousand dollars ($1,000) times the number of shares of Preferred Stock purchased (the "Purchase Price"). Each Buyer shall pay the Purchase Price on the date hereof by wire transfer of immediately available funds to the escrow agent (the "Escrow Agent") identified in those certain Escrow Instructions of even date herewith, a copy of which is attached hereto as ANNEX III (the "Escrow Instructions").

         Simultaneously against receipt by the Escrow Agent of the Purchase Price, the Company shall deliver one or more duly authorized, issued and executed certificates (I/N/O Buyer or, if the Company otherwise has been notified, I/N/O Buyer's nominee) evidencing the Securities, to the Escrow Agent or its designated depository. By executing and delivering this Agreement, Buyer and the Company each hereby agrees to observe the terms and conditions of the Escrow Instructions, all of which are incorporated herein by reference as if fully set forth herein.

         C. METHOD OF PAYMENT. Payment into escrow of the Purchase Price shall be made by wire transfer of immediately available funds to:

                            Transfer Online Escrow 1
                            227 S W Pine, Suite 300
                            Portland, Oregon 97204
                            Account # 370591005548
                            For the account of Adatom.com

Simultaneously with the execution of this Agreement, the Buyer shall deposit with the Escrow Agent the Purchase Price and the Company shall deposit with the Escrow Agent the Securities.

         II. BUYER'S REPRESENTATIONS, WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

         Buyer represents and warrants to and covenants and agrees with the Company as follows:

         A. Buyer is purchasing the Preferred Stock, the Warrants, the Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the shares of Common Stock issuable upon conversion of the Preferred Stock, including payment of the Additional Amounts, as defined in the Certificate of Designations (the "Conversion Shares" and, collectively with the Preferred Stock, the Warrants and the Warrant Shares, the "Securities") for its own account, for investment purposes only and not with a view towards or in connection with the public sale or distribution thereof in violation of the Securities Act.

         B. Buyer is (i) an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, (ii) experienced in making investments of the kind contemplated by this Agreement, (iii) capable, by reason of its business and financial experience, of evaluating the relative merits and risks of an investment in the Securities, and (iv) able to afford the loss of its investment in the Securities.

         C. Buyer understands that the Securities are being offered and sold by the Company in reliance on an exemption from the registration requirements of the Securities Act and equivalent state securities and "blue sky" laws, and that the Company is relying upon the accuracy of, and Buyer's compliance with, Buyer's representations, warranties and covenants set forth in this Agreement to determine the availability of such exemption and the eligibility of Buyer to purchase the Securities;

         D. Buyer has been furnished with or provided access to all materials relating to the business, financial position and results of operations of the Company, and all other materials requested by Buyer to enable it to make an informed investment decision with respect to the Securities.

         E. Buyer acknowledges that it has been furnished with, or had access to through the EDGAR system of the Securities and Exchange Commission (the "SEC"), copies of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 and all other reports and documents heretofore filed by the Company with the SEC pursuant to the Securities Act and the

Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999 (collectively the "SEC Filings").

         F. Buyer acknowledges that in making its decision to purchase the Securities it has been given an opportunity to ask questions of and to receive answers from the Company's executive officers, directors and management personnel concerning the terms and conditions of the private placement of the Securities by the Company.

         G. Buyer understands that the Securities have not been approved or disapproved by the SEC or any state securities commission and that the foregoing authorities have not reviewed any documents or instruments in connection with the offer and sale to it of the Securities and have not confirmed or determined the adequacy or accuracy of any such documents or instruments.

         H. This Agreement has been duly and validly authorized, executed and delivered by Buyer and is a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         I. Neither Buyer nor its affiliates, nor any person acting on its or their behalf, has the intention of entering, or will enter into, prior to the closing, or has entered within the past 30 days, any put option, short position or other similar instrument or position with respect to the Common Stock and neither Buyer nor any of its affiliates, nor any person acting on its or their behalf, will use at any time shares of Common Stock acquired pursuant to this Agreement to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

         III.     COMPANY'S REPRESENTATIONS

         The Company represents and warrants to Buyer that except as disclosed on Schedule III hereto:

         A. CAPITALIZATION. 1. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, of which 17,617,506 shares are outstanding on the date hereof and 5,000,000 shares of preferred stock, par value $0.01, of which 195 shares of Series A Convertible Preferred Stock are outstanding on the date hereof. All of the issued and outstanding shares of Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, the Company has outstanding stock options and warrants to purchase 7,585,952 shares of Common Stock as set forth on Schedule III.A. The Conversion Shares and Warrant Shares have been duly and validly authorized and reserved for issuance by the Company, and when issued by the Company upon conversion of the Preferred Shares (including payment of the Additional Amount), or on exercise of the Warrants, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive, subscription, "call" or other similar rights to acquire the Common Stock (including the Conversion Shares and Warrant Shares) that have been issued or granted to any person.

         2. The Company does not have any subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, partnership, limited liability company, unincorporated business organization, association, trust or other business entity.

         B.       ORGANIZATION; REPORTING COMPANY STATUS.
         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company or on the consummation of any of the transactions contemplated by this Agreement (a "Material Adverse Effect").

         2.       The  Company  has  registered   the  Common  Stock pursuant to
Section 12 of the Exchange Act and has timely filed with the SEC all reports and information required to be filed by it pursuant to all reporting obligations under Section 13(a) or 15(d), as applicable, of the Exchange Act for the 12-month period immediately preceding the date hereof. The Common Stock is listed and traded on the NASDAQ SmallCap Market ("NASDAQ") and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

         C. AUTHORIZED SHARES. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the conversion of the Preferred Stock (assuming for purposes of this Section III.C. a Conversion Price (as defined in the Certificate of Designations) of $.25 and the exercise of the Warrants. The Company understands and acknowledges the potentially dilutive effect to the Common Stock of the issuance of the Conversion Shares upon conversion of the Preferred Stock and the Warrant Shares upon exercise of the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Preferred Stock and Warrant Shares upon exercise of the Warrants in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the conversion of the Preferred Stock and the exercise of the Warrants. The Company agrees, without cost or expense to the Buyer, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

         D. AUTHORITY; VALIDITY AND ENFORCEABILITY. The Company has the requisite corporate power and authority to enter into this Agreement, the Certificate of Designations, the Registration Rights Agreement of even date herewith between the Company and Buyer, a copy of which is annexed hereto as Annex IV (the "Registration Rights Agreement") and the Warrants and to perform all of its obligations hereunder and thereunder (including the issuance, sale and delivery to Buyer of the Securities). The execution, delivery and performance by the Company of this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby (the issuance of the Preferred Stock, the Warrants and the issuance and reservation for issuance of the Conversion Shares and Warrant Shares), has been duly authorized by all necessary corporate action on the part of the Company and no further consent or authorization of the Company or its Board of Directors or stockholders is required, except to the extent stockholder approval is required under NASDAQ rules. Each of this Agreement, the Certificate of Designations, the Warrants and the Registration Rights Agreement has been duly validly executed and delivered by the Company and each instrument constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors, rights and remedies generally. The Securities have been duly and validly authorized for issuance by the Company and, when executed and delivered by the Company, will be valid and binding obligations of the Company enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally.

         E. NON-CONTRAVENTION. The execution and delivery by the Company of this Agreement, the Certificate of Designations, the Warrants and the
Registration Rights Agreement, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated hereby and thereby, do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default (or an event which, with notice, lapse of time or both, would constitute a default) under (i) the Amended and Restated Certificate of Incorporation or by-laws of the Company,
(ii) except for such conflict, breach or default which would not have a Material Adverse Effect, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which their respective properties or assets are bound, or (iii) any law, rule, regulation, decree, judgment or order of any court or public or governmental authority having jurisdiction over the Company or any of the Company's properties or assets, nor is the Company otherwise in violation of, conflict with or in default under any of the foregoing, except for such conflict, breach or default which would not have a Material Adverse Affect.

         F. APPROVALS. No authorization, approval or consent of any court or public or governmental authority is required to be obtained by the Company for the issuance and sale of the Preferred Stock and the Warrants (and the Conversion Shares and Warrant Shares) to Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained by the Company prior to the date hereof.

         G. SEC FILINGS. None of the SEC Filings contained at the time they were filed any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company has not provided to Buyer any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed.

         H. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the SEC Filings or the Financial Statements (as defined in Section III.L. hereto), since the Balance Sheet Date (as defined in Section III.L.), there has not occurred any change, event or development in the business, financial condition, prospects or results of operations of the Company, and there has not existed any condition having or reasonably likely to have, a Material Adverse Effect.

         I. FULL DISCLOSURE. There is no fact known to the Company (other than general economic or industry conditions known to the public generally) that has not been fully disclosed in writing to the Buyer that (i) reasonably would be expected to have a Material Adverse Effect or (ii) reasonably would be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement, the Certificate of Designations, the Warrants or the Registration Rights Agreement.

         J. ABSENCE OF LITIGATION. There is no action, suit, claim, proceeding, inquiry or investigation pending or, to the Company's knowledge, threatened, by or before any court or public or governmental authority which, if determined adversely to the Company, would have a Material Adverse Effect.

         K. ABSENCE OF EVENTS OF DEFAULT. No "Event of Default" (as defined in any agreement or instrument to which the Company is a party) and no event which, with notice, lapse of time or both, would constitute an Event of Default (as so defined), has occurred and is continuing, which could have a Material Adverse Effect.

         L. FINANCIAL STATEMENTS; NO UNDISCLOSED LIABILITIES. The Company has delivered or made available to Buyer true and complete copies of its audited balance sheet as at December 31, 1999 and the related audited statements of operations and cash flows for the fiscal year ended December 31, 1999 including the related notes and schedules thereto as well as the same unaudited financial statements as of and for the six month period ended June 30, 2000 (collectively, the "Financial Statements"), and all management letters, if any, from the Company's independent auditors relating to the dates and periods covered by the Financial Statements. Each of the Financial Statements has been prepared in accordance with United States General Accepted Accounting Principles ("GAAP") (subject, in the case of the interim Financial Statements, to normal year end adjustments and the absence of footnotes) and in conformity with the practices consistently applied by the Company without modification of the accounting principles used in the preparation thereof, and fairly presents the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated. For purposes hereof, the audited balance sheet of the Company as at December 31, 1999 is hereinafter referred to as the "Balance Sheet" and December 31, 1999 is hereinafter referred to as the "Balance Sheet Date". The Company has no indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the Balance Sheet or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the Balance Sheet or the notes thereto or was not incurred in the ordinary course of business consistent with the Company's past practices since the Balance Sheet Date.

         M. COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance with all laws, rules, regulations, codes, ordinances and statutes (collectively "Laws") applicable to it or to the conduct of its business, except for such non-compliance which would not have a Material Adverse Effect. The Company possesses all permits, approvals, authorizations, licenses, certificates and consents from all public and governmental authorities which are necessary to conduct its business, except for those the absence of which would not have a Material Adverse Effect.

         N. RELATED PARTY TRANSACTIONS. Neither the Company nor any of its officers, directors or "Affiliates" (as such term is defined in Rule 12b-2 under the Exchange Act) has borrowed any moneys from or has outstanding any indebtedness or other similar obligations to the Company. Neither the Company nor any of its officers, directors or Affiliates (i) owns any direct or indirect interest constituting more than a one percent equity (or similar profit participation) interest in, or controls or is a director, officer, partner, member or employee of, or consultant to or lender to or borrower from, or has the right to participate in the profits of, any person or entity which is (x) a competitor, supplier, customer, landlord, tenant, creditor or debtor of the Company, (y) engaged in a business related to the business of the Company , or
(z) a participant in any transaction to which the Company is a party (other than in the ordinary course of the Company's business) or (ii) is a party to any contract, agreement, commitment or other arrangement with the Company.

         O. INSURANCE. The Company maintains property and casualty, general liability and workers' compensation, insurance with financially sound and reputable insurers that is adequate in light of the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

         P. SECURITIES LAW MATTERS. Based, in part, upon the representations and warranties of Buyer set forth in Section II hereof, the offer and sale by the Company of the Securities is exempt from (i) the registration and prospectus delivery requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) the registration and/or qualification provisions of all applicable state securities and "blue sky" laws. Other than pursuant to an effective registration statement under the Securities Act, the Company has not issued, offered or sold Preferred Stock or any shares of Common Stock (including for this purpose any securities of the same or a similar class as the Preferred Stock or Common Stock, or any securities convertible into or exchangeable or exercisable for Preferred Stock or Common Stock or any such other securities) within the six-month period next preceding the date hereof, except as previously disclosed in writing to Buyer, and the Company shall not directly or indirectly take, and shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any person or entity of Preferred Stock or shares of Common Stock), so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Buyer of the Preferred Stock (and the Conversion Shares) as contemplated by this Agreement. No form of general solicitation or advertising has been used or authorized by the Company or any of its officers, directors or Affiliates in connection with the offer or sale of the Preferred Stock (and the Conversion Shares) as contemplated by this Agreement or any other agreement to which the Company is a party.

         Q. ENVIRONMENTAL MATTERS. 1. The operations of the Company are in material compliance with all applicable Environmental Laws and all permits issued pursuant to Environmental Laws or otherwise;

         2. to its knowledge, the Company has obtained or applied for all material permits required under all applicable Environmental Laws necessary to operate their respective businesses;

         3. to its knowledge, the Company is not the subject of any outstanding written order of and the Company is not a party to any agreement with, any governmental authority or person respecting (i) Environmental Laws,
(ii) Remedial Action or (iii) any Release or threatened Release of Hazardous Materials;

         4. the Company has not received, since the October 14, 1999, any written communication alleging that it may be in violation of any Environmental Law or any permit issued pursuant to any Environmental Law, or may have any liability under any Environmental Law;

         5. to its knowledge, the Company does not have any current contingent liability in connection with any Release of any Hazardous Materials into the indoor or outdoor environment (whether on-site or off-site);

         6. to the Company's knowledge, there are no investigations of the business, operations, or currently or previously owned, operated or leased property of the Company pending or threatened which could lead to the imposition of any liability pursuant to any Environmental Law;

         7. to its knowledge, there is not located at any of the properties of the Company any (A) underground storage tanks, (B) asbestos-containing material or (C) equipment containing polychlorinated biphenyls; and,

         8. the Company has provided to Buyer all environmentally related audits, studies, reports, analyses, and results of investigations that have been performed with respect to the currently or previously owned, leased or operated properties of the Company.

         For purposes of this Section III.Q.:

         "Environmental Law"  means   any  federal,  state  or  local   statute,
         -------------------
regulation, ordinance, or rule of common law as now or hereafter in effect in any way relating to the protection of human health and safety or the environment including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C.ss.9601 et seq.), the Hazardous
                                                      --------
Materials  Transportation  Act (49 U.S.C.  App.ss.1801  et seg.),  the  Resource
                                                        -------
Conservation and Recovery Act (42 U.S.C.ss.6901 et seq.), the Clean Water Act (33 U.S.C.ss.1251 et seg.), the Clean Air Act (42 U.S.C.ss.7401 et seg.), the
                   -------                                         -------
Toxic   Substances   Control  Act  (15   U.S.C.ss.2601  et  seg.),  the  Federal
                                                        --------
Insecticide,  Fungicide,  and Rodenticide Act (7 U.S.C.ss.136 et seq.),  and the
                                                              -------
Occupational   Safety  and  Health  Act  (29  U.S.C.ss.651  et  seg.),  and  the
                                                            --------
regulations promulgated pursuant thereto.

         "Hazardous  Material"  means any substance,  material or waste which is
         ---------------------
regulated by the United States or any state or local governmental authority including, without limitation, petroleum and its by-products, asbestos, and any material or substance which is defined as a "hazardous waste," "hazardous substance," "hazardous material," "restricted hazardous waste," "industrial waste," "solid waste," "contaminant," "pollutant," "toxic waste" or toxic substance" under any provision of any Environmental Law;

         "Release"  means any release,  spill,  filtration,  emission,  leaking,
         ---------
pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property, in each case in violation of any Environmental law.

         "Remedial  Action" means all actions to (x) clean up, remove,  treat or
         ------------------
in any other way address any Hazardous Material; (y) prevent the Release of any Hazardous Material in violation of any Environmental law so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (z) perform pre-remedial studies and investigations or post-remedial monitoring and care.

         R. LABOR MATTERS. The Company is not party to any labor or collective bargaining agreement and there are no labor or collective bargaining agreements which pertain to employees of the Company. No employees of the Company are represented by any labor organization and none of such employees has made a pending demand for recognition, and there are no representation proceedings or petitions seeking a representation proceeding presently pending or, to the Company's knowledge, threatened to be brought or filed, with the National Labor Relations Board or other labor relations tribunal. There is no organizing activity involving the Company or pending or to the Company's knowledge, threatened by any labor organization or group of employees of the Company. There are no (i) strikes, work stoppages, slowdowns, lockouts or arbitrations or (ii) material grievances or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company. There are no unfair labor practice charges, grievances or complaints pending or, to the knowledge of the Company, threatened by or on behalf of any employee or group of employees of the Company.

         S. ERISA MATTERS. The Company and its ERISA Affiliates are in compliance in all material respects with all provisions of ERISA applicable to it. Neither the Company nor any ERISA

Affiliate maintains, contributes, maintained or contributed to a plan subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code.

         For purposes of this Section III.S.:

         "ERISA" means the Employee  Retirement  Income Security Act of 1974, or
         -------
any  successor  statute,   together  with  the  final  regulations   promulgated
thereunder, as the same may be amended from time to time.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not
         -------------------
incorporated) that is a member of a group of which the Company is a member and which is treated as a single employer under ss. 414 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

         T. TAX MATTERS. 1. The Company has filed all Tax Returns which it is required to file under applicable Laws, except for such Tax Returns in respect of which the failure to so file does not and could not have a Material Adverse Effect; all such Tax Returns are true and accurate in all material respects and have been prepared in compliance with all applicable Laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1999, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

         2. No claim has been made by a taxing authority in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. To the Company's knowledge, there are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. To the Company's knowledge, there are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         3. The Company has not made an election under ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 28OG of the Internal Revenue Code.

         For purposes of this Section III.T.:

         "IRS" means the United States Internal Revenue Service.
         -----

         "Tax" or "Taxes" means federal, state, county, local, foreign, or other
         ----------------
income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "Tax  Return"  means any  return,  information  report  or filing  with
         -------------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

         U. PROPERTY. The Company does not own any real property. The Company has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.

         V. INTELLECTUAL PROPERTY. The Company owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To the Company's knowledge, the Company is not infringing upon or in conflict with any right of any other person with respect to any Intangibles. No claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

         W. INTERNAL CONTROLS AND PROCEDURES. The Company maintains accurate books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the reported accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with U.S. generally accepted accounting principles.

         X. PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

         Y. NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         Z. RIGHT OF FIRST REFUSAL. Except as provided in Section IV.K., the Company has not granted any right of first refusal to any person with respect to the issuance of the Preferred Stock, Common Stock or securities convertible into Common Stock.

         IV.      CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

         A. RESTRICTIVE LEGEND. Buyer acknowledges and agrees that, upon issuance pursuant to this Agreement, the Securities (and any shares of Common Stock issued upon conversion of the Preferred Stock or upon exercise of the Warrants) shall have endorsed thereon a legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Preferred Stock and the Conversion Shares:

         "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND ARE BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR SUCH OTHER LAWS."

         B. FILINGS. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to the Buyer as required by all applicable Laws, and shall provide a copy thereof to the Buyer promptly after such filing.

         C. REPORTING STATUS. So long as the Buyer beneficially owns any of the Securities, the Company shall use its best efforts to file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

         D. LISTING. So long as the Buyer beneficially owns any of the Securities, except to the extent the Company lists its Common Stock on The New York Stock Exchange, the Company shall use its best efforts to maintain its listing of the Common Stock on the NASDAQ.

         E. RESERVED CONVERSION SHARES. Subject to Section 5.11 of the Certificate of Designations and Section 2(d) of the Registration Rights Agreement, the Company at all times from and after the date hereof shall have a sufficient number of shares of Common Stock duly and validly authorized and reserved for issuance to satisfy the conversion, in full, of the Preferred Stock, including payment of the Additional Amount (assuming for purposes of this Section IV.E., a Conversion Price of $0.25), and upon the exercise of the Warrants.

         F. REGISTRATION RIGHTS AGREEMENT. The Company shall cause the Registration Rights Agreement to remain in full force and effect and the Company shall comply in all material respects with the terms thereof.

         G. NOTICE OF CERTAIN EVENTS AFFECTING REGISTRATION. The Company will immediately notify the Buyer upon the occurrence of any of the following events in respect of a registration statement or related prospectus in respect of an offering of the Securities; (i) receipt of any request for additional information by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement to be supplied by amendments or supplements to the registration statement or related prospectus; (ii) the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(iii) receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the happening of any event that makes any statement made in the Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the related prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company's reasonable determination that a post-effective amendment to the Registration Statement would be appropriate; and the Company will promptly make available to Buyer any such supplement or amendment to the related prospectus.

         H. CONSOLIDATION; MERGER. The Company shall not, at any time after the date hereof, effect any merger or consolidation of the Company with or into, or a transfer of all or substantially all of the assets of the Company to, another entity (a "Consolidation Event") unless the resulting successor or acquiring entity (if not the Company) assumes by written instrument or by operation of law the obligation to deliver to Buyer such shares of stock and/or securities as Buyer is entitled to receive pursuant to this Agreement.

         I. ISSUANCE OF PREFERRED SHARES AND WARRANT SHARES. The sale of the Preferred Stock and the issuance of the Warrant Shares pursuant to exercise of the Warrant and the Conversion Shares upon conversion of the Preferred Stock shall be made in accordance with the provisions and requirements of Section 4(2) of Regulation D and any applicable state securities law. The Company shall make all necessary SEC and "blue sky" filings required to be made by the Company in connection with the sale of the Securities to Buyer as required by all applicable Laws, and shall provide a copy thereof to Buyer promptly after such filing.

         J. LIMITATION ON FUTURE FINANCING. The Company agrees that it will not enter into any financing at a discount to Market Price (as defined in the Certificate of Designations) which contains dividend, interest, payment, liquidation, redemption, exchange, conversion or similar terms which may be calculated by formulas based in part on the varying market price of the Company's securities (a "Variable Rate Financing"), other than under a private equity line of credit with J. E. Matthews, LLC for not less than $5,000,000, which provides for the issuance of convertible exchangeable term notes and other than any equity line of credit with any other investor for not less than $5,000,000 (an "Equity Line Financing"), until (i) six months from the effective date of the Registration Statement, or (ii) Astor

Capital, Inc., as agent for Buyer, gives written approval for such additional financing; provided, however, anything to the contrary appearing herein notwithstanding, neither this Section nor any other provision hereof shall be construed to restrict or prohibit the Company's right to restructure, amend or modify any financing facility existing on the date hereof.

         K. RIGHT OF FIRST REFUSAL. Except for Variable Rate Financings and Equity Line Financings, the Company shall not enter into any financing at a discount to Market Price with Persons other than the Buyers (a "Restricted Financing") during the period commencing on the date hereof and ending six months after the effective date of the Registration Statement, unless the Company shall first have satisfied its obligations under this Section IV.K.

                  (a) If the Company receives a written offer from any Person or group of Persons other than the Buyers, the Company shall give the Buyers a written notice of such offer stating the type, terms, and purchase price of the securities offered as part of such Restricted Financing and the other material terms and conditions of the proposed Restricted Financing and attaching a copy of the offer signed by the Person or Persons making such offer.

                  (b) The Buyers shall have the right to purchase all or any part of the securities offered as part of such Restricted Financing on the same terms and conditions as are set forth in the Company's written notice. Each Buyer may exercise its right to purchase such securities by giving a written notice of exercise to the Company within three Trading Days after such Buyer's receipt of the Company's notice. Each Buyer shall have the right to purchase such securities pro rata in accordance with their investment in the Company as a result of their purchase of Preferred Stock under this Agreement. Each Buyer may also notify the Company that it will purchase its pro rata share of any such securities not purchased by the other Buyers.

                  (c) If the Buyers shall not have exercised their rights to purchase all of such securities, then the Company shall have the right to sell all securities not subscribed by the Buyers on the same terms and conditions as those set forth in the Company's notice. If the Company shall not have sold all such securities within 30 days after the expiration of the three Trading Day period in paragraph (b) above, then the Company shall not sell any such securities unless it first offers to sell such securities to the Buyers in accordance with the procedures set forth in this
                           Section IV.K.


         V.       TRANSFER AGENT INSTRUCTIONS.

         A. The Company undertakes and agrees that no instruction other than the instructions referred to in this Section V and customary stop transfer instructions prior to the registration and sale of the Common Stock pursuant to an effective Securities Act registration statement will be given to its transfer agent for the Common Stock and that the Common Stock issuable upon conversion of the Preferred Stock, including the payment of the Additional Amount, and upon exercise of the Warrants otherwise shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement and applicable law. Nothing contained in this
Section V.A. shall affect in any way Buyer's obligations and agreement to comply with all applicable securities laws upon resale of such Common Stock. If, at any time, Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of the resale by Buyer of such Common Stock is not required under the Securities Act and that the removal of restrictive legends is permitted under applicable law, the Company shall permit the transfer of such Common Stock and, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without any restrictive legends endorsed thereon.

         B. The Company shall permit Buyer to exercise its right to convert the Preferred Stock by telecopying an executed and completed Notice of Conversion to the Company. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a Conversion Date. The Company shall transmit the certificates evidencing the shares of Common Stock issuable upon conversion of any Preferred Stock (together with certificates evidencing any Preferred Stock not being so converted) to Buyer via express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of the Notice of Conversion (the "Delivery Date"). Within 30 days after Buyer delivers the Notice of Conversion to the Company, Buyer shall deliver to the Company the Preferred Stock being converted. Buyer shall indemnify the Company for any damages to third parties as a result of a claim by such third party to ownership of the Preferred Stock converted prior to receipt of the Preferred Stock by the Company.

         C. The Company shall permit Buyer to exercise its right to purchase shares of Common Stock pursuant to exercise of the Warrants in accordance with its applicable terms of the Warrants. The last date that the Company may deliver shares of Common Stock issuable upon any exercise of Warrants is referred to herein as the "Warrant Delivery Date."

         D. The Company understands that a delay in the issuance of the shares of Common Stock issuable upon the conversion of the Preferred Stock
(including the payment of the Additional Amount) or upon exercise of the Warrants beyond the applicable Delivery Date or Warrant Delivery Date could result in economic loss to Buyer. As compensation to Buyer for such loss (and not as a penalty), the Company agrees to pay to Buyer for late issuance of Common Stock issuable upon conversion of the Preferred Stock or exercise of the Warrants in accordance with the following schedule (where "No. Business Days" is defined as the number of business days beyond three (3) days from the Delivery Date or the Warrant Delivery Date, as applicable):

                                                 Compensation For Each
                                                 5 Shares of Preferred
                                                  Stock Not Converted
                                              Timely or Shares of Common
                                             Stock Issuable Upon Exercise
                                                 of Each 250 Warrants
         No. Business Days                         Not Issued Timely
         -----------------                         -----------------

                        1                            $ 100
                        2                            $ 200
                        3                            $ 300
                        4                            $ 400
                        5                            $ 500
                        6                            $ 600
                        7                            $ 700
                        8                            $ 800
                        9                            $ 900
                       10                            $1000
             more than 10                            $ 200 for each
                                                     Business Day Late
                                                     beyond 10 days

The Company shall pay to Buyer the compensation described above by the transfer of immediately available funds upon Buyer's demand. Nothing herein shall limit Buyer's right to pursue actual damages for the Company's failure to issue and deliver Common Stock to Buyer (which actual damages shall be reduced by the amount of any compensation paid by the Company as described above in this
Section V.D.), and in addition to any other remedies which may be available to Buyer, in the event the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the relevant Delivery Date or the Warrant Delivery Date, as applicable, Buyer shall be entitled to rescind the relevant Notice of Conversion or exercise of Warrants by delivering a notice to such effect to the Company whereupon the Company and Buyer shall each be restored to their respective original positions immediately prior to delivery of such Notice of Conversion on delivery. The Company may pay the compensation described above in additional shares of Common Stock based upon the Market Price (as defined in the Certificate of Designations) as determined on the date of payment.

         E. Upon the execution and delivery hereof, the Company is issuing to the transfer agent for its Common Stock (and to any substitute or replacement transfer agent for its Common Stock upon the Company's appointment of any such substitute or replacement transfer agent) instructions relating to the Securities. Such instructions shall be irrevocable by the Company from and after the date hereof or from and after the issuance thereof to any such substitute or replacement transfer agent, as the case may be, except as otherwise expressly provided in the Registration Rights Agreement. It is the intent and purpose of such instructions, to require the transfer agent for the Common Stock from time to time upon transfer of Securities by Buyer to issue certificates evidencing such Registrable Securities free of legends and without consultation by the transfer agent with the Company or its counsel and without the need for any further advice or instruction or documentation to the transfer agent by or from the Company or its counsel or Buyer.

         VI.      DELIVERY INSTRUCTIONS.

         The   Securities   shall   be   delivered   by   the   Company   on   a
"delivery-against-payment basis" at the Closing.

         VII.     CLOSING DATE.

         The date and time of the issuance and sale of the Preferred Shares (the "Closing Date") shall be the date hereof or such other as shall be mutually agreed upon in writing. The issuance and sale of the Securities shall occur on the Closing Date at the offices of the Escrow Agent.

         VIII.    CONDITIONS TO THE COMPANY'S OBLIGATIONS.

         The Buyer understands that the Company's obligation to sell the Securities on the Closing Date to Buyer pursuant to this Agreement is conditioned upon:

         A.       Delivery by Buyer of the Purchase Price;

         B. The accuracy in all material respects on the Closing Date of the representations and warranties of Buyer contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by Buyer in all material respects on or before the Closing Date of all covenants and agreements of Buyer required to be performed by it pursuant to this Agreement on or before the Closing Date;

         C. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

         IX.      CONDITIONS TO BUYER'S OBLIGATIONS.

         The Company understands that Buyer's obligation to purchase the Securities on the Closing Date pursuant to this Agreement is conditioned upon:

         A. Delivery by the Company of one or more certificates (I/N/O Buyer) evidencing the Securities to be purchased by Buyer pursuant to this Agreement;

         B. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement as if made on the Closing Date (except for representations and warranties which, by their express terms, speak as of and relate to a specified date, in which case such accuracy shall be measured as of such specified date) and the performance by the Company in all material respects on or before the Closing Date of all covenants and agreements of the Company required to be performed by it pursuant to this Agreement on or before the Closing Date;

         C. Buyer having received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Buyer.

         D. There not having occurred (i) any general suspension of trading in, or limitation on prices listed for, the Common Stock on the NASDAQ, (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, (iii) the commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or any of its territories, protectorates or possessions, or (iv) in the case of the foregoing existing at the date of this Agreement, a material acceleration or worsening thereof.

         E. There not having occurred any event or development, and there being in existence no condition, having or which reasonably and foreseeably would have a Material Adverse Effect.

         F. The Company shall have delivered to Buyer reimbursement of Buyer's out-of-pocket costs and expenses incurred in connection with the transactions contemplated by the Preferred Stock and this Agreement (including the fees and disbursements of legal counsel, which is being held in escrow by the Escrow Agent).

         G. There shall not be in effect any Law or order, ruling, judgment or writ of any court or public or governmental authority restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement.

         H.       Delivery of Irrevocable Instructions to the Transfer Agent.

         X.       TERMINATION.

         A. TERMINATION BY MUTUAL WRITTEN CONSENT. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, for any reason and at any time prior to the Closing Date, by the mutual written consent of the Company and Buyer.

         B. TERMINATION BY THE COMPANY OR BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by action of the Company or Buyer if (i) the Closing shall not have occurred at or prior to 5:00 p.m., New York City time, on September 30, 2000; provided, however, that the right to terminate this Agreement pursuant to this Article X.B(i) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur at or before such time and date or (ii) any court or public or governmental authority shall have issued an order, ruling, judgment or writ, or there shall be in effect any Law, restraining, enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement.

         C. TERMINATION BY BUYER. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by Buyer at any time prior to the Closing Date, if (i) the Company shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement,
(ii) there shall have been a breach by the Company with respect to any representation or warranty made by it in this Agreement, or (iii) there shall have occurred any event or development, or there shall be in existence any condition, having or reasonably and foreseeably likely to have a Material Adverse Effect.

         D. TERMINATION BY THE COMPANY. This Agreement may be terminated and the transactions contemplated hereby may be abandoned by the Company at any time prior to the Closing Date, if (i) Buyer shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement or (ii) there shall have been a breach by Buyer with respect to any representation or warranty made by it in this Agreement.

         XI.      SURVIVAL; INDEMNIFICATION.

         A. The representations, warranties and covenants made by each of the Company and Buyer in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the Closing and the consummation of the transactions contemplated hereby. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to it under the provisions of this Agreement or otherwise, whether at law or in equity, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

         B. The Company hereby agrees to indemnify and hold harmless the Buyer, its Affiliates and their respective officers, directors, partners and members (collectively, the "Buyer Indemnitees"), from and against any and all losses, claims, damages, judgments, penalties, liabilities and deficiencies (collectively, "Losses"), and agrees to reimburse the Buyer Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Buyer Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation,omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

                  2. any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement.

         C. Buyer hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with:

                  1. any misrepresentation, omission of fact, or breach of any of Buyer's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by Buyer pursuant to this Agreement; or

                  2. any failure by Buyer to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by Buyer pursuant to this Agreement.

         D. Promptly after receipt by either party hereto seeking indemnification pursuant to this Section XI (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to this
Section XI is being sought (the "Indemnifying Party") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel (together with appropriate local counsel) and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably-determined by legal counsel to the Indemnified Party, (i) potentially differing interests between such parties in the conduct of the defense of such Claim, or (ii) if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party and which can not be presented by counsel to the Indemnifying Party, or
(z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x),
(y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same Jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

         E. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration in San Francisco, California conducted in accordance with the commercial procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

         XII. GOVERNING LAW: MISCELLANEOUS.

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to the conflicts of law principles of such state. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of San Francisco or the state courts of the State of California sitting in the City of San Francisco in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         XIII. NOTICES. Except as may be otherwise provided herein, any notice or other communication or delivery required or permitted hereunder shall be in writing and shall be delivered personally or sent by certified mail, postage prepaid, or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally or by overnight courier service, or, if mailed, three (3) days after the date of deposit in the United States mails, as follows:

         (1)      if to the Company, to:

                  Adatom.com, Inc.
                  920 Hillview Court, Suite 160
                  Milpitas, California 95305
                  Attention: Richard Barton

                  with a copy to:

                  Henry D. Evans, Jr., Esq.
                  McCutchen, Doyle, Brown & Enersen, LLP
                  3 Embarcadero Center
                  San Francisco, California 94111-4067

         (2) if to Buyer, to the address set forth on the signature page hereof.

         with a copy to:

                  Snow Becker Krauss P.C.
                  605 Third Avenue
                  New York, New York 10158
                  Attention: Mark Orenstein, Esq.

The Company or Buyer may change the foregoing address by notice given pursuant to this Section XVIII.

         XIV. CONFIDENTIALITY. Each of the Company and Buyer agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required to be disclosed by law (including, without limitation, pursuant to Item 10 of Rule 601 of Regulation S-K under the Securities Act and the Exchange Act).

         XV. ASSIGNMENT. This Agreement shall not be assignable by either of the parties hereto prior to the Closing without the prior written consent of the other party, and any attempted assignment contrary to the provisions hereby shall be null and void; provided, however, that Buyer may assign its rights and
                        --------   -------
obligations hereunder, in whole or in part, to any affiliate of Buyer who furnishes to the Company the representations and warranties set forth in Section II hereof and otherwise agrees to be bound by the terms of this Agreement.

         XVI. BROKERS. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party, except for Astor Capital who is the agent of the Company and whose fee shall be paid by the Company. The Company on the one hand, and Buyer, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

                                       ADATOM.COM, INC.



                                       By:/s/RICHARD S. BARTON
                                          ------------------------------------
                                          Name:  Richard S. Barton
                                          Title: President and CEO



                        BUYER

                                       Name:Alborz Select Opportunities Fund



                                       By:/s/Ali Moussavi
                                          ------------------------------------
                                          Name:  Ali Moussavi
                                          Title:    Investment Manager

                        BUYER

                                       Name:Yasser Moustaffa
                                            ----------------------------------



                                       By:/s/Yasser Moustaffa
                                          ------------------------------------
                                          Name:
                                          Title:


                        BUYER

                                       Name:Target Growth Fund Ltd.
                                            ----------------------------------



                                       By:/s/George Stedman
                                          ------------------------------------
                                          Name: George Stedman
                                          Title:  President


                        BUYER

                                       Name:IIG Equity Opportunities Fund Ltd.
                                            ----------------------------------

                                       By:/s/Thomas LaVecchia
                                          ------------------------------------
                                          Name: Thomas LaVecchia
                                          Title:   Senior Director

                        BUYER

                                       Name:/s/Alain Salem
                                            ----------------------------------



                                       By:Alain Salem
                                          ------------------------------------
                                          Name:  Alain Salem
                                          Title:

                        BUYER

                                       Name:/s/Pietro Gattini
                                            ----------------------------------



                                       By:
                                          ------------------------------------
                                          Name: Pietro Gattini
                                          Title:


                        BUYER

                                       Name:/s/Magnolia Drive Investment Corp.
                                          ------------------------------------



                                       By:/s/Jacques Tizabi
                                          ------------------------------------
                                          Name: Jacques Tizabi
                                          Title:   President

Jurisdiction of Incorporation:

Address:

                           --------------------
                           --------------------
Telephone No.              --------------------
Fax No.                    --------------------
e-mail                     --------------------

Amount of Investment:

Number of Preferred Shares to be Purchased:

Number of Class A Warrants to be Purchased:

Number of Class B Warrants to be Purchased: